EXHIBIT 23.0
                         RECKSON ASSOCIATES REALTY CORP.
                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements Forms S-3 (No. 333-91915, No. 333-67129, No. 333-46883, No 333-29003 and No.
333-28015)  and  in  the  related  Prospectus  and Forms S-8 (No. 333-87235, No.
333-66283,  No.  333-66273,  No. 333-45359, and No. 333-04526) pertaining to the
Stock Option Plans, of Reckson Associates Realty Corp., of our report dated February 15, 2000, with respect to the consolidated financial statements and schedule of Reckson Associates Realty Corp., included in this Annual Report Form 10-K for the year ended December 31, 1999.




                              Ernst & Young, LLP

New York, New York
March 14, 2000